UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 02, 2025

MARKETAXESS HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34091	52-2230784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards 15th Floor
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 813-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.003 par value	MKTX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2025, MarketAxess Holdings Inc. (the “Company”) appointed Nitin A. Mirwani as its Chief Accounting Officer, effective upon his start date with the Company, which is expected to be June 23, 2025 (the “Effective Date”). Mr. Mirwani will act as the Company’s principal accounting officer for purposes of the Company’s filings with the U.S. Securities and Exchange Commission. In connection with Mr. Mirwani’s appointment, Michael R. Cianciulli will cease serving as the Company’s interim principal accounting officer as of the Effective Date, but will continue to serve as the Company’s Head of External Reporting & Compensation Accounting. The Company thanks Mr. Cianciulli for his service in this interim role and looks forward to his continued success with the Company.

Mr. Mirwani, age 46, has served as Global Controller at CBRE Investment Management, a commercial real estate services and investment firm, from February 2025 to present, Global Controller at Bumble Inc., an online dating company, from January 2023 to August 2024, and Vice President at PGIM Inc., an asset management firm, from June 2015 to January 2023. He holds a bachelor’s degree from the University of Mumbai and an MBA from Baruch College, Zicklin School of Business. Mr. Mirwani is a Certified Public Accountant.

There are no arrangements or understandings between Mr. Mirwani and any other person pursuant to which he was appointed to his position. Mr. Mirwani does not have a family relationship with any director or executive officer of the Company and does not have any direct or indirect interest in any transaction in which the Company is a participant that is required to be reported in this Current Report on Form 8-K under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 4, 2025, MarketAxess Holdings Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). A total of 32,834,447 shares of common stock were present or represented by proxy at the 2025 Annual Meeting, representing 88.3% of the issued and outstanding shares entitled to vote at the meeting. The proposals voted upon and the final results of the vote were as follows:

Proposal 1 — Election of Directors. The results were as follows:

Director	For	Against	Abstain	Broker Non-Votes
Carlos M. Hernandez	31,159,544	480,008	4,269	1,190,626
Christopher R. Concannon	31,020,410	613,399	10,012	1,190,626
Nancy Altobello	30,695,227	913,997	34,597	1,190,626
Steven L. Begleiter	31,519,071	120,668	4,082	1,190,626
Stephen P. Casper	30,906,545	733,128	4,148	1,190,626
Jane Chwick	31,144,095	470,242	29,484	1,190,626
William F. Cruger	31,020,511	619,285	4,025	1,190,626
Kourtney Gibson	31,514,815	124,464	4,542	1,190,626
Roberto Hoornweg	31,603,741	35,868	4,212	1,190,626
Richard G. Ketchum	31,581,560	57,680	4,581	1,190,626
Emily Portney	31,607,045	32,236	4,540	1,190,626

Proposal 2 — Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The results were as follows:

For	Against	Abstain
31,650,192	1,165,758	18,497

Proposal 3 — Advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC’s compensation disclosure rules (referred to as the “say-on-pay” proposal). The results were as follows:

For	Against	Abstain	Broker Non-Votes
30,971,737	663,598	8,486	1,190,626

Proposal 4 —A stockholder proposal to remove the one-year holding period requirement to call a special stockholder meeting. The results were as follows:

For	Against	Abstain	Broker Non-Votes
5,860,592	25,776,073	7,156	1,190,626

For more information on the 2025 Annual Meeting and the foregoing proposals, see the Company’s 2025 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date:	June 5, 2025	By:	/s/ Scott Pintoff
Scott Pintoff General Counsel & Corporate Secretary